NEWS RELEASE

AEROFLEX ANNOUNCES THIRD QUARTER FISCAL 2013 RESULTS

PLAINVIEW, New York — May 9, 2013 — Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of high performance microelectronic components, and test and measurement equipment, today announced its financial results for the third quarter of fiscal 2013, which ended March 31, 2013.

For the third quarter of fiscal 2013:

•	Net sales were $161.0 million compared to $162.3 million in the third quarter of fiscal 2012.

•	Operating loss was $(2.5) million and net loss was $(9.4) million, or $(0.11) per share, compared to operating loss of $(61.1) million and a net loss of $(65.3) million, or $(0.77) per share in the third quarter of fiscal 2012. This quarter, operating and net loss included a one-time $8 million International Traffic in Arms Regulation (“ITAR”) settlement expense to resolve historical self-disclosed ITAR violations. The third quarter of fiscal 2012 included a non-cash goodwill and intangibles impairment charge of $59.7 million in the RFMW group.

•	On a Non-GAAP basis, compared to the third quarter of fiscal 2012, operating income was $24.1 million compared to $23.0 million, net income was $9.9 million, or $0.12 per share compared to net income of $7.4 million, or $0.09 per share, and Adjusted EBITDA was $29.4 million compared to Adjusted EBITDA of $27.8 million in the third quarter of fiscal 2012.

“Our wireless ATS business has continued its turnaround this fiscal year. The significant operational changes we implemented are now visible in our results as demonstrated by our increased gross margins and Adjusted EBITDA. We are executing on our strategic plan despite the challenges that exist due to sequestration in some of our government markets,” stated Len Borow, Chief Executive Officer of Aeroflex. “Our AMS business continues to have a strong bookings year contributing to our nine month book-to-bill of over 1-to-1, which provides increased confidence going into our largest quarter of the fiscal year.”

The following tables present selected financial information for the three and nine months ended March 31, 2013 and 2012 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). A reconciliation between GAAP and Non-GAAP amounts is presented at the end of this press release. The 33% Non-GAAP effective tax rate in the fiscal 2013 period and 40% in the fiscal 2012 period result from Aeroflex’s geographic mix of Non-GAAP pre-tax income. These rates were applied to Aeroflex’s Non-GAAP pre-tax income for the three and nine month periods ended March 31, 2013 and 2012, respectively.

Selected GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net sales	$160,954	$162,262	$458,337	$488,284

Gross profit	80,560	79,173	228,457	243,383
Gross margin	50.1%	48.8%	49.8%	49.8%

Operating income (loss)	(2,523)	(61,063)	(2,228)	(52,279)

Net income (loss)	$(9,389)	$(65,261)	$(22,783)	$(70,838)

Net income (loss) per common share:
Basic and diluted	$(0.11)	$(0.77)	$(0.27)	$(0.84)

Weighted average number of common shares outstanding:
Basic and diluted	84,904	84,824	84,870	84,806

Selected Non-GAAP Results

(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Net sales	$160,954	$162,262	$458,337	$488,284

Gross profit	80,803	79,292	229,081	243,494
Gross margin	50.2%	48.9%	50.0%	49.9%

Operating income	24,138	22,977	62,003	73,686

Net income	$9,948	$7,353	$22,423	$29,518

Net income per common share:
Basic	$0.12	$0.09	$0.26	$0.35
Diluted	$0.12	$0.09	$0.26	$0.35

Weighted average number of common shares outstanding:
Basic	84,904	84,824	84,870	84,806
Diluted	85,055	84,908	84,932	84,837

Adjusted EBITDA	$29,445	$27,848	$77,267	$87,911

Business Outlook

For the fiscal fourth quarter ending June 30, 2013, Aeroflex expects net sales to be between $175 million and $185 million, GAAP net income to be between $8 million and $11 million, Adjusted EBITDA to be between $41 million and $45 million, GAAP net income per share to be between $0.09 and $0.12 and Non-GAAP net income per share to be between $0.21 and $0.25.

The range of expected GAAP and Non-GAAP net income per share for the fiscal fourth quarter was calculated using GAAP and Non-GAAP effective tax rates of 23% and 30%, respectively.

Non-GAAP Presentation

This press release contains Non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of Non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that management does not believe are reflective of its ongoing operating results when assessing the performance of its business.

Aeroflex believes that these Non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, its peer companies may calculate similar Non-GAAP financial measures differently than Aeroflex, limiting the information’s usefulness as comparative measures.

Webcast and Conference Call Information

Aeroflex will host a live webcast and conference call at 8:15 a.m. eastern standard time on Thursday, May 9th during which management will discuss the financial results. To participate in the live webcast, please visit the events page of the website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on the Aeroflex website or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 86207952.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of high performance microelectronic components, and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy, financial results and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; changes in government spending; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; the failure of suppliers to provide raw materials and/or properly functioning component parts; the inability to meet covenants contained in debt agreements; the termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements. Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change. Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:

Andrew Kaminsky

Aeroflex Holding Corp.

(516) 752-6401

andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012

Net sales	$160,954	$162,262
Cost of sales	80,394	83,089
Gross profit	80,560	79,173

Operating expenses:
Selling, general and administrative costs	37,449	38,172
Research and development costs	23,247	22,245
Amortization of acquired intangibles	13,991	15,642
Restructuring charges	396	4,031
Impairment of goodwill and other long-lived assets	-	59,700
ITAR settlement expense	8,000	-
Change in fair value of acquisition contingent consideration liability	-	446
Total operating expenses	83,083	140,236
Operating income (loss)	(2,523)	(61,063)

Other income (expense):
Interest expense	(9,448)	(8,252)
Write-off of deferred financing costs	-	(864)
Other income (expense), net	(389)	(251)
Total other income (expense), net	(9,837)	(9,367)

Income (loss) before income taxes	(12,360)	(70,430)
Provision (benefit) for income taxes	(2,971)	(5,169)
Net income (loss)	$(9,389)	$(65,261)

Net income (loss) per common share:
Basic and diluted	$(0.11)	$(0.77)

Weighted average number of common shares outstanding:
Basic and diluted	84,904	84,824

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Nine Months Ended March 31,
	2013	2012

Net sales	$458,337	$488,284
Cost of sales	229,880	244,901
Gross profit	228,457	243,383

Operating expenses:
Selling, general and administrative costs	109,769	113,300
Research and development costs	65,213	68,940
Amortization of acquired intangibles	42,634	47,043
Restructuring charges	3,729	5,382
Impairment of goodwill and other long-lived assets	1,340	59,700
ITAR settlement expense	8,000	-
Change in fair value of acquisition contingent consideration liability	-	1,297
Total operating expenses	230,685	295,662
Operating income (loss)	(2,228)	(52,279)

Other income (expense):
Interest expense	(29,294)	(25,386)
Write-off of deferred financing costs	(824)	(864)
Other income (expense), net	(890)	(944)
Total other income (expense), net	(31,008)	(27,194)

Income (loss) before income taxes	(33,236)	(79,473)
Provision (benefit) for income taxes	(10,453)	(8,635)
Net income (loss)	$(22,783)	$(70,838)

Net income (loss) per common share:
Basic and diluted	$(0.27)	$(0.84)

Weighted average number of common shares outstanding:
Basic and diluted	84,870	84,806

Aeroflex Holding Corp. and Subsidiaries

Selected Segment Data

(In thousands, except percentages)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Net sales:
Microelectronic solutions ("AMS")	$85,662	$91,288	$238,663	$257,685
Test solutions ("ATS")	75,292	70,974	219,674	230,599
Total net sales	$160,954	$162,262	$458,337	$488,284

Gross profit:
- AMS	$41,733	$46,363	$116,803	$129,665
- ATS	38,827	32,810	111,654	113,718
Total gross profit	$80,560	$79,173	$228,457	$243,383

Gross margin:
- AMS	48.7%	50.8%	48.9%	50.3%
- ATS	51.6%	46.2%	50.8%	49.3%
Total gross margin	50.1%	48.8%	49.8%	49.8%

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	June 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$34,786	$41,324
Accounts receivable, less allowance for doubtful accounts of $3,651 and $981	134,087	146,597
Inventories	158,348	158,090
Deferred income taxes	30,957	33,315
Income taxes receivable	437	4,935
Prepaid expenses and other current assets	9,736	11,942
Total current assets	368,351	396,203

Property, plant and equipment, net of accumulated depreciation of $114,338 and $102,310	100,465	101,632
Deferred financing costs, net	13,248	15,720
Other assets	32,266	34,955
Intangible assets with definite lives, net	79,466	119,476
Intangible assets with indefinite lives	112,639	113,461
Goodwill	408,310	408,361

Total assets	$1,114,745	$1,189,808

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,591	$26,822
Advance payments by customers and deferred revenue	22,756	23,433
Income taxes payable	3,365	593
Accrued payroll expenses	19,485	18,635
Accrued expenses and other current liabilities	34,766	37,559
Total current liabilities	107,963	107,042

Long-term debt	606,375	641,375
Deferred income taxes	73,841	94,022
Other long-term liabilities	23,788	20,592
Total liabilities	811,967	863,031

Stockholders' equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized, 84,930,387 and 84,845,687 shares issued and outstanding	849	848
Additional paid-in capital	650,988	648,092
Accumulated other comprehensive income (loss)	(43,589)	(39,476)
Accumulated deficit	(305,470)	(282,687)
Total stockholders' equity	302,778	326,777

Total liabilities and stockholders' equity	$1,114,745	$1,189,808

Aeroflex Holding Corp. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(22,783)	$(70,838)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	59,880	62,863
Change in fair value of acquisition contingent consideration liability	-	1,297
Impairment of goodwill and other long-lived assets	1,340	59,700
Special accounts receivable reserve	2,529	-
Write-off of deferred financing costs	824	864
Deferred income taxes	(17,291)	(11,133)
Share-based compensation	2,610	2,649
Non-cash restructuring charges	-	1,015
Amortization of deferred financing costs	1,648	1,515
Other, net	606	2,063
Change in operating assets and liabilities:
Decrease (increase) in accounts receivable	8,868	38,182
Decrease (increase) in inventories	(2,362)	5,563
Decrease (increase) in prepaid expenses and other assets	1,758	(7,710)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	5,473	(31,024)

Net cash provided by (used in) operating activities	43,100	55,006

Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	-	(5,106)
Proceeds from the sale of building held for sale	1,582	-
Capital expenditures	(14,311)	(15,030)
Other, net	572	239

Net cash provided by (used in) investing activities	(12,157)	(19,897)

Cash flows from financing activities:
Payment of contingent consideration related to business acquisition	-	(948)
Debt repayments	(35,000)	(68,625)
Deferred financing costs	-	(158)
Other, net	(641)	-

Net cash provided by (used in) financing activities	(35,641)	(69,731)

Effect of exchange rate changes on cash and cash equivalents	(1,840)	114

Net increase (decrease) in cash and cash equivalents	(6,538)	(34,508)
Cash and cash equivalents at beginning of period	41,324	66,278

Cash and cash equivalents at end of period	$34,786	$31,770

Aeroflex Holding Corp. and Subsidiaries

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income

(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Operating income (loss) - GAAP	$(2,523)	$(61,063)	$(2,228)	$(52,279)
Amortization of acquired intangibles	13,991	15,642	42,634	47,043
Restructuring costs and related pro forma savings (a)	499	5,903	5,083	11,951
Impairment of goodwill and other long-lived assets	-	59,700	1,340	59,700
ITAR settlement expense	8,000	-	8,000	-
Change in fair value of acquisition contingent consideration liability	-	446	-	1,297
Share-based compensation	1,243	919	2,610	2,649
Special accounts receivable reserve	2,529	-	2,529	-
Other adjustments	399	1,430	2,035	3,325
Operating income - non-GAAP	$24,138	$22,977	$62,003	$73,686

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Net income (loss) - GAAP	$(9,389)	$(65,261)	$(22,783)	$(70,838)
Amortization of acquired intangibles	13,991	15,642	42,634	47,043
Restructuring costs and related pro forma savings (a)	499	5,903	5,083	11,951
Impairment of goodwill and other long-lived assets	-	59,700	1,340	59,700
ITAR settlement expense	8,000	-	8,000	-
Change in fair value of acquisition contingent consideration liability	-	446	-	1,297
Share-based compensation	1,243	919	2,610	2,649
Special accounts receivable reserve	2,529	-	2,529	-
Write-off of deferred financing costs	-	864	824	864
Amortization of deferred financing costs	547	506	1,648	1,515
Other adjustments	399	1,430	2,035	3,325
Tax impact of adjustments	(7,871)	(12,796)	(21,497)	(27,988)
Net income - non-GAAP	$9,948	$7,353	$22,423	$29,518

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

 (In thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(In thousands)

Net income (loss)	$(9,389)	$(65,261)	$(22,783)	$(70,838)
Interest expense	9,448	8,252	29,294	25,386
Provision (benefit) for income taxes	(2,971)	(5,169)	(10,453)	(8,635)
Depreciation and amortization	20,077	21,059	59,880	62,863
EBITDA	17,165	(41,119)	55,938	8,776

Restructuring costs and related pro forma savings(a)	499	5,903	5,083	11,951
Impairment of goodwill and other long-lived assets	-	59,700	1,340	59,700
ITAR settlement expense	8,000	-	8,000	-
Change in fair value of acquisition contingent consideration liability	-	446	-	1,297
Share-based compensation	1,243	919	2,610	2,649
Special accounts receivable reserve	2,529	-	2,529	-
Write-off of deferred financing costs	-	864	824	864
Other defined items(b)	9	1,135	943	2,674
Adjusted EBITDA	$29,445	$27,848	$77,267	$87,911

(a)	Primarily reflects costs associated with the reorganization of our European operations and consolidation of certain of our U.S. component facilities. Pro forma savings reflect the costs that we estimate would have been eliminated during the fiscal year in which a restructuring occurred had the restructuring occurred as of the first day of that fiscal year. Pro forma savings were estimated to be $103,000 and $1.4 million for the three and nine months ended March 31, 2013. The pro forma savings of $1.9 million and $6.6 million for the three and nine months ended March 31, 2012 were not fully reflected in our Adjusted EBITDA as reported in our March 31, 2012 report on Form 10-Q as they relate to restructuring activities recorded throughout fiscal 2012.

(b)	Reflects other adjustments required in calculating our debt covenant compliance. These other defined items include legal fees related to certain litigation and business acquisition and divestiture related costs.